At Qorvo®	At the Financial Relations Board
Doug DeLieto	Joe Calabrese
VP, Investor Relations	Vice President
336-678-7088	212-827-3772
FOR IMMEDIATE RELEASE
May 26, 2016
QORVO® ANNOUNCES APPOINTMENT OF MARK J. MURPHY AS CFO

Greensboro, NC, and Hillsboro, OR, May 26, 2016 --Qorvo® (NASDAQ:QRVO), a leading provider of innovative RF solutions that connect the world, today announced the appointment of Mark J. Murphy, 48, as chief financial officer, effective June 6, 2016. Mr. Murphy will report to Bob Bruggeworth, president and chief executive officer of Qorvo, and will succeed Steven J. Buhaly, who previously announced his intention to retire from the company in 2016. Mr. Buhaly will remain in an advisory capacity until July 31, 2016 and will work closely with Mr. Murphy to ensure a seamless transition.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “I am thrilled that Mark will be joining Qorvo as our Chief Financial Officer. Mark brings proven public company finance and operating expertise from several large and complex global companies and will play a critical role in helping us execute our strategic vision for Qorvo’s growth. Mark is experienced in the semiconductor industry and with connectivity trends, and we look forward to his contributions to our continued success.”

Mr. Murphy most recently served as executive vice president and chief financial officer of Delphi Automotive PLC, a high-technology company that integrates safer, greener and more connected solutions for the automotive sector. He joined Delphi from Praxair, Inc., a global industrial gas supplier, where he was president of the U.S. Industrial Gases business and before that, president of Praxair’s Surface Technologies and Electronic Materials division. He previously served as senior vice president and chief financial officer of MEMC Electronic Materials, Inc., vice president and corporate controller of Praxair, president of Praxair’s global Electronics division and vice president of finance for Praxair Asia based in Shanghai. He began his career as an officer in the U.S. Marine Corps and received an MBA from Harvard University and a bachelor’s degree in business administration from Marquette University.

Mr. Murphy said, “I am excited to join Qorvo, and I look forward to working with Bob and the Qorvo team in executing a growth strategy that creates long-term value for shareholders.”

Mr. Bruggeworth added, “Steve Buhaly has made tremendous contributions to Qorvo and on behalf of the company’s Board of Directors, management team and all our worldwide employees, I want to thank Steve for those contributions, especially for his leadership in building the financial and operational infrastructure for the company following its creation in 2015. We are delighted that his retirement will provide Steve with more time for rewarding experiences with his family and friends.”

About Qorvo
Qorvo (NASDAQ: QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers' most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications.  We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo's business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our shareholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, the impact of stringent environmental regulations, and the impact of integrating the businesses of RFMD and TriQuint. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

QRVO-F